SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT



            PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  September 19,
                    1996 (September 17, 1996)



               KANSAS CITY POWER & LIGHT COMPANY
     (Exact name of registrant as specified in its charter)



                             1-707
                    (Commission file number)

            Missouri                                44-0308720
(State of other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                       1201 Walnut Street
                  Kansas City, Missouri  64106
            (Address of principal executive offices)

                         (816) 556-2200
      (Registrant's telephone number, including area code)

                         NOT APPLICABLE
  (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Amended and Restated Agreement and Plan of Merger Terminated

     On September 17, 1996, Kansas City Power & Light Company terminated the Amended and Restated Agreement and Plan of Merger among Kansas City Power & Light Company, KC Merger Sub, Inc., UtiliCorp United Inc., and KC United Corp., dated as of
January 19, 1996, and as amended May 20, 1996 (the Agreement). A copy of the press release is filed as an exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibit
     Number
     _______

       99. Press release, dated September 18, 1996, of Kansas City Power & Light Company.

 .

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KANSAS CITY POWER & LIGHT COMPANY

                              /s/Jeanie Sell Latz
                              Jeanie Sell Latz
                              Senior Vice President-Corporate
                              Services and Corporate Secretary


Date:     September 19, 1996

                                                            Exhibit 99


FOR IMMEDIATE RELEASE

Media Contacts:                                   Investor Contact:
  Pam Levetzow                                      David Myers
  816 / 556-2926                                    816 / 556-2312
  Phyllis Desbien
  816 / 556-2903

                       Joele Frank / Dan Katcher
                       Abernathy MacGregor Scanlon
                       212 / 371-5999


                KCPL TERMINATES MERGER AGREEMENT
            _________________________________________

Kansas City, Missouri (September 18, 1996) -- Kansas City Power & Light (NYSE: KLT) announced today that in view of the failure of KCPL stockholders to approve the KCPL/UtiliCorp merger, it has terminated the definitive merger agreement with UtiliCorp United Inc. (NYSE: UCU) in accordance with the terms of the agreement.

Kansas City Power & Light Company provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly-owned subsidiary of KCPL, pursues opportunities in non-regulated, primarily energy-related ventures.

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